GREENLIGHT RE ANNOUNCES
FIRST QUARTER 2019 FINANCIAL RESULTS

Company to Hold Conference Call at 9:00 a.m. ET on Tuesday, May 7, 2019

GRAND CAYMAN, Cayman Islands - May 6, 2019 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today announced financial results for the first quarter ended March 31, 2019.

Greenlight Re reported net income attributable to common shareholders of $5.9 million for the first quarter of 2019, compared to a net loss attributable to common shareholders of $142.8 million for the same period in 2018. The fully diluted net income per share for the first quarter of 2019 was $0.16, compared to a net loss per share of $3.85 for the same period in 2018.

Fully diluted adjusted book value per share was $13.16 as of March 31, 2019, compared to $18.35 per share as of March 31, 2018 and $13.10 as of December 31, 2018.

Management Commentary

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “We increased fully diluted book value per share by 0.5% in the quarter, driven by strong investment performance and offset by a reserve increase in our auto class. While this issue clouded the quarter, our ongoing work to diversify underwriting is aided by tailwinds from an overall improving rate environment and from dislocation in several London market specialty classes.”

David Einhorn, Chairman of the Board of Directors, stated, “We were pleased to see our investment in Solasglas bounce back with the market at the start of 2019. The fund’s investment portfolio posted a positive return of 6.2%, net of all fees and expenses for the quarter. Even though growth stocks continue to lead value stocks, we achieved better results due to a series of positive company-specific developments. We generated an additional 4.8% return in April.”

Financial and Operating Highlights
First Quarter 2019

•
Gross written premiums were $162.6 million, a decrease from $175.1 million in the first quarter of 2018. The year-over-year decrease of $12.5 million was primarily due to the non-renewal of two accounts in the financial and health lines of business.

•	Net written premiums were $141.2 million, compared to $145.3 million reported in the prior year period. Ceded premiums were $21.4 million compared to $29.8 million in the prior year period.

•	Net earned premiums were $125.4 million, a decrease from $145.8 million reported in the prior-year period.

•
A net underwriting loss of $21.8 million, compared to net underwriting income of $2.5 million reported in the first quarter of 2018. The underwriting loss was primarily due to adverse prior-year loss development which resulted in a net negative financial impact of $25.7 million.

•	A composite ratio for the quarter of 115.2%, compared to 96.0% for the prior-year period. The combined ratio for the quarter was 117.4%, compared to 98.3% for the prior-year period.

•	Total net investment income of $32.3 million, compared to net investment loss of $145.2 million in the first quarter of 2018.

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the first quarter ended March 31, 2019 on Tuesday, May 7, 2019 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. First Quarter 2019 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. First Quarter 2019 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-336-7152
International            1-412-902-4178

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: http://dpregister.com/10131141

The conference call can also be accessed via webcast at:

https://services.choruscall.com/links/glre190507.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on May 7, 2019 until 9:00 a.m. Eastern time on May 14, 2019.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10131141. An audio file of the call will also be available on the Company’s website, www.greenlightre.com .

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Non-GAAP Financial Measures

In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including fully diluted adjusted book value per share and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Established in 2004, Greenlight Re (www.greenlightre.com) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides risk management products and services to the insurance, reinsurance and other risk marketplaces.  The Company focuses on delivering risk solutions to clients and brokers by whom Greenlight Re's expertise, analytics and customer service offerings are demanded.  With an emphasis on deriving superior returns from both sides of the balance sheet, Greenlight Re manages its assets according to a value-oriented equity-focused strategy that supports the goal of long-term growth in book value per share.

Contact:

Investor Relations:
Adam Prior
The Equity Group Inc.
(212) 836-9606
IR@greenlightre.ky

Public Relations/Media:
Mairi Mallon
Rein4ce
+44 (0)203 786 1160
mairi.mallon@rein4ce.co.uk

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2019 and December 31, 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2019	December 31, 2018
	(unaudited)	(audited)
Assets
Investments
Investment in related party investment fund	$246,392	$235,612
Equity securities, trading, at fair value	—	36,908
Other investments	11,172	11,408
Total investments	257,564	283,928
Cash and cash equivalents	9,500	18,215
Restricted cash and cash equivalents	730,155	685,016
Reinsurance balances receivable	326,618	300,251
Loss and loss adjustment expenses recoverable	46,196	43,705
Deferred acquisition costs	52,657	49,929
Unearned premiums ceded	24,253	24,981
Notes receivable	29,464	26,861
Other assets	2,849	2,559
Total assets	$1,479,256	$1,435,445
Liabilities and equity
Liabilities
Due to related party investment fund	$—	$9,642
Loss and loss adjustment expense reserves	507,931	482,662
Unearned premium reserves	226,968	211,789
Reinsurance balances payable	150,071	139,218
Funds withheld	15,056	16,418
Other liabilities	4,119	5,067
Convertible senior notes payable	90,796	91,185
Total liabilities	994,941	955,981

Redeemable non-controlling interest in related party joint venture	—	1,692

Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 30,463,046 (2018: 30,130,214): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2018: 6,254,715))	3,672	3,638
Additional paid-in capital	500,814	499,726
Retained earnings (deficit)	(20,171)	(26,077)
Shareholders’ equity attributable to Greenlight Capital Re, Ltd.	484,315	477,287
Non-controlling interest in related party joint venture	—	485
Total equity	484,315	477,772
Total liabilities, redeemable non-controlling interest and equity	$1,479,256	$1,435,445

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2019 and 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended March 31
	2019	2018
Revenues
Gross premiums written	$162,560	$175,125
Gross premiums ceded	(21,401)	(29,843)
Net premiums written	141,159	145,282
Change in net unearned premium reserves	(15,797)	562
Net premiums earned	125,362	145,844
Income (loss) from investment in related party investment fund [net of related party expenses of $5,432 and $0, respectively]	30,756	—
Net investment income (loss) [net of related party expenses of $0 and $4,454, respectively]	1,567	(145,216)
Other income (expense), net	1,069	(487)
Total revenues	158,754	141
Expenses
Net loss and loss adjustment expenses incurred	122,865	95,824
Acquisition costs	21,526	44,209
General and administrative expenses	6,840	5,956
Interest expense	1,544	—
Total expenses	152,775	145,989
Income (loss) before income tax	5,979	(145,848)
Income tax (expense) benefit	(73)	770
Net income (loss)	5,906	(145,078)
Loss (income) attributable to non-controlling interest in related party joint venture	—	2,326
Net income (loss) attributable to Greenlight Capital Re, Ltd.	$5,906	$(142,752)
Earnings (loss) per share
Basic	$0.16	$(3.85)
Diluted	$0.16	$(3.85)
Weighted average number of ordinary shares used in the determination of earnings and loss per share
Basic	35,972,665	37,087,169
Diluted	36,364,358	37,087,169

The following table provides the ratios categorized as Property, Casualty and Other:

	Three months ended March 31					Three months ended March 31
	2019					2018
	Property	Casualty	Other		Total	Property	Casualty	Other	Total

Loss ratio	70.8%	107.9%	82.9%		98.0%	40.3%	78.1%	49.0%	65.7%
Acquisition cost ratio	10.6	15.3	31.7	31.7	17.2	22.8	24.7	53.0	30.3
Composite ratio	81.4%	123.2%	114.6%		115.2%	63.1%	102.8%	102.0%	96.0%
Underwriting expense ratio					2.2				2.3
Combined ratio					117.4%				98.3%

GREENLIGHT CAPITAL RE, LTD.
NON-GAAP MEASURES AND RECONCILIATION

Basic Adjusted Book Value Per Share and Fully Diluted Adjusted Book Value Per Share

We believe that long-term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick by which to monitor the shareholder value generated. In addition, fully diluted adjusted book value per share may be useful to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the property and casualty reinsurance industry.

Basic adjusted book value per share is considered a non-GAAP financial measure because the numerator excludes non-controlling interests in the Joint Venture. The Joint Venture was terminated during the first quarter of 2019, and as a result no such adjustment is required as at March 31, 2019. Fully diluted adjusted book value per share is also considered a non-GAAP financial measure and represents basic adjusted book value per share combined with the impact of dilution of all in-the-money stock options and RSUs issued and outstanding as of any period end. In addition, the fully diluted adjusted book value per share includes the dilutive effect, if any, of ordinary shares to be issued upon conversion of the convertible notes. Basic adjusted book value per share and fully diluted adjusted book value per share should not be viewed as substitutes for the comparable U.S. GAAP measures.

Our primary financial goal is to increase fully diluted adjusted book value per share over the long term.

The following table presents a reconciliation of the non-GAAP financial measures basic adjusted and fully diluted adjusted book value per share to the most comparable U.S. GAAP measure.

	March 31, 2019	December 31, 2018	March 31, 2018
	($ in thousands, except per share and share amounts)
Numerator for basic adjusted and fully diluted adjusted book value per share:
Total equity (U.S. GAAP)	$484,315	$477,772	$700,916
Less: Non-controlling interest in joint venture	—	(485)	(11,071)
Numerator for basic adjusted book value per share	484,315	477,287	689,845
Add: Proceeds from in-the-money stock options issued and outstanding	—	—	—
Numerator for fully diluted adjusted book value per share	$484,315	$477,287	$689,845
Denominator for basic adjusted and fully diluted adjusted book value per share:
Ordinary shares issued and outstanding (denominator for basic adjusted book value per share)	36,717,761	36,384,929	37,550,648
Add: In-the-money stock options and RSUs issued and outstanding	87,747	46,398	46,398
Denominator for fully diluted adjusted book value per share	36,805,508	36,431,327	37,597,046
Basic adjusted book value per share	$13.19	$13.12	$18.37
Increase (decrease) in basic adjusted book value per share ($)	$0.07	$(2.19)	$(3.88)
Increase (decrease) in basic adjusted book value per share (%)	0.5%	(14.3)%	(17.4)%

Fully diluted adjusted book value per share	$13.16	$13.10	$18.35
Change in fully diluted adjusted book value per share ($)	$0.06	$(2.19)	$(3.87)
Change in fully diluted adjusted book value per share (%)	0.5%	(14.3)%	(17.4)%

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is through the measurement of net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management as it measures the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and allows the users of financial information to compare the Company’s performance with its those of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used in the calculation of net income before taxes under U.S. GAAP. Net underwriting income (loss) is calculated as net premiums earned, plus other income (expense) related to underwriting activities, less net loss and loss adjustment expenses, less acquisition costs, and less underwriting expenses. The measure excludes, on a recurring basis: (1) investment income (loss); (2) foreign exchange gains or losses; (3) corporate general and administrative expenses; (4) interest expense and other income (expense) not related to underwriting, (5) income taxes and (6) income attributable to non-controlling interest. We exclude total investment-related income or loss and foreign exchange gains or losses as we believe these items are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate expenses because these expenses are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process and including them could hinder the analysis of trends in our underwriting operations. We include other income and expense relating to deposit accounted contracts and industry loss warranty contracts, which we consider part of our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis is shown below:

	Three months ended March 31
	2019	2018
	($ in thousands)
Income (loss) before income tax	$5,979	$(145,848)
Add (subtract):
Investment related (income) loss	(32,323)	145,216
Other (income) expense	(69)	670
Corporate expenses	3,034	2,463
Interest expense	1,544	—
Net underwriting income (loss)	$(21,835)	$2,501